Exhibit 35.2



                              ANNUAL CERTIFICATION

      Re: Morgan Stanley Home Equity Loan Trust (the "Trust"), Mortgage Pass-Through Certificates, Series 2006-3, issued pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2006 (the "Pooling and Servicing Agreement"), by and among Morgan Stanley ABS Capital I Inc, as depositor (the "Depositor"), Deutsche Bank, National Trust Company, as trustee (the "Trustee"), First NLC Financial Services, LLC, as responsible party (the "Responsible Party"), and Wachovia Equity Servicing, LLC (successor by merger to HomEq Servicing Corporation), as servicer (the "Servicer")

I, Tom Fowler, Vice President, of the Wachovia Equity Servicing, LLC (successor by merger to HomEq Servicing Corporation), hereby certify to the Depositor and the Trustee and their officers, directors, and affiliates, pursuant to Section
3.22 of the Pooling and Servicing Agreement, that:

      A review of the activities of the Servicer during the period of January 1, 2006 to November 1, 2006, or the applicable portion thereof, and, to the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Pooling and Servicing Agreement in all material respects for the period of January 1, 2006 to November 1, 2006.


Date: Feb 23, 2007

/s/ William T. Fowler
---------------------
William T. Fowler
Vice President


Morgan Stanley Officer's Certificate
MSHEL 2006-3

ANNUAL CERTIFICATION

      Re: Morgan Stanley Home Equity Loan Trust (the "Trust"), Mortgage Pass-Through Certificates, Series 2006-3, issued pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2006 (the "Pooling and Servicing Agreement"), by and among Morgan Stanley ABS Capital I Inc, as depositor (the "Depositor"), Deutsche Bank, National Trust Company, as trustee (the "Trustee"), First NLC Financial Services, LLC, as responsible party (the "Responsible Party"), and Barclays Capital Real Estate Inc. d/b/a/ HomEq Servicing, as servicer (the "Servicer")

On November 1, 2006, substantially all of the servicing assets of Servicer were acquired by Barclays Capital Real Estate Inc. d/b/a/ HomEq Servicing. I, Arthur
Q. Lyon, Vice President and Chief Executive Officer of the HomEq Servicing Division of Barclays Capital Real Estate Inc. d/b/a/ HomEq Servicing, hereby certify to the Depositor and the Trustee and their officers, directors, and affiliates, pursuant to Section 3.22 of the Pooling and Servicing Agreement, that:

      A review of the activities of the Servicer during the period of November 1, 2006 to December 31, 2006, or the applicable portion thereof, and, to the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Pooling and Servicing Agreement in all material respects for the period of November 1, 2006 to December 31, 2006.


Date: March 7, 2007


/s/ Arthur Q. Lyon
----------------------------
Arthur Q. Lyon
Vice President and CEO
HomEq Servicing Division


Morgan Stanley Officer's Certificate
MSHEL 2006-3